SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 15, 2006

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2006, Semiconductor Components Industries, LLC (“SCI”), a wholly-owned subsidiary of ON Semiconductor Corporation (“ON Semiconductor”) completed its purchase from LSI Logic Corporation (“LSI”) of certain assets associated with LSI’s semiconductor wafer fabrication facilities in Gresham, Oregon. In connection with the purchase, SCI entered into a wafer supply and test service agreement (“Agreement’) with LSI pursuant to which (1) SCI will manufacture and provide semiconductor wafer products to LSI, and (2) SCI will provide certain sort test, processing engineering, quality assurance and other similar and related services that LSI may from time to time request SCI to perform. Subject to the terms and conditions of the Agreement, and provided that SCI fulfills all material obligations set forth in the Agreement, LSI is obligated to purchase, and SCI is obligated to provide, $198,800,000 of wafer products and related services (such as wafer testing and sorting services) from SCI during the first two years under the Agreement. Commencing the third year under the Agreement, pricing for the products and services LSI orders (which are not subject to any minimum purchase requirements or supply guarantees) will be renegotiated. The term of the Agreement is six years (“Initial Term”), unless terminated by either party for breach or for a change of control. After the Initial Term (unless terminated earlier as set forth above), the Agreement will renew automatically for successive periods of two years, unless either party provides notice of non-renewal to the other party at least six months prior to the date of the expiration of the then-current term. The Agreement further provides that LSI will indemnify SCI and ON Semiconductor for certain intellectual property infringement claims and SCI will indemnify LSI for certain product liability and intellectual property infringement claims. Except as provided in the Agreement (a) the liability of SCI and LSI to each other for claims related to the Agreement is subject to limitations on damages, and (b) the liability of each of SCI and LSI is subject to total cumulative monetary limits.

The above description of the Agreement is qualified in its entirety by reference to its complete text, which form has been filed as Exhibit 2.1 to ON Semiconductor’s Form 10-Q for the quarterly period ended March 31, 2006, and which amended and executed Agreement will be filed as an exhibit to ON Semiconductor’s Form 10-Q for the quarterly period ended June 30, 2006. Portions of Exhibit 2.1 were omitted pursuant to a request for confidential treatment.

Item 8.01.	Other Events.

On May 15, 2006, ON Semiconductor announced in a news release the completion of its purchase of certain assets associated with LSI’s wafer fabrication facility in Gresham, Oregon. A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. In addition, this information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in the filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News release for ON Semiconductor issued on May 15, 2006 regarding its purchase of certain assets associated with LSI’s wafer fabrication facility in Gresham, Oregon*

*	Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 18, 2006	By:	/s/ DONALD A. COLVIN
Donald A. Colvin Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release for ON Semiconductor issued on May 15, 2006 regarding its purchase of certain assets associated with LSI’s wafer fabrication facility in Gresham, Oregon*

*	Furnished, not filed.

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